Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. BOARD OF DIRECTORS APPROVES 15-FOR-1 STOCK SPLIT, SUBJECT TO SHAREHOLDER APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

●	Board approves 15-for-1 stock split, subject to shareholder approval of share authorization increase
●	Split is aimed at helping team members take advantage of employee stock purchase benefits

Springfield, MO, March 13, 2025 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced that its Board of Directors (the “Board”) approved a 15-for-1 split of its common stock, to be effected in the form of a one-time special stock dividend.

The stock split is subject to shareholder approval of an amendment to O’Reilly’s Articles of Incorporation to increase the number of authorized shares of common stock to accommodate the stock split.  O’Reilly intends to seek shareholder approval for this amendment at its upcoming annual meeting on May 15, 2025.

Brad Beckham, O’Reilly’s CEO, commented, “The current per share price level of our common stock reflects the continued strong financial performance of O’Reilly since our initial public offering in April 1993, highlighted by annual growth in comparable store sales, total revenues, and operating income each year we have been a public company.  In the 20 years since we last split our stock in 2005, the Company has consistently delivered strong performance, resulting in a total increase in our share price over 4,330%, or approximately 21% on an annualized basis.”

The reasoning behind the split goes back to one of the original goals for taking the Company public in 1993:  to share the success with our team members.

Beckham continued, “We believe our Team O’Reilly culture is the most critical factor in our Company’s historic and future success.  We also believe we are at our strongest when our team members participate in the success of our Company.  This split will make our common stock more accessible to our team members, enabling them to acquire whole shares, rather than fractions, more readily through our stock purchase program, which allows them to purchase stock conveniently through payroll deductions at a 15% discount.  We feel this is the right time to split the stock and further include our team members in the next chapter of growth for Team O’Reilly.”

If the amendment is approved and the Board proceeds with the stock split, shareholders of record as of June 2, 2025, will receive fourteen additional shares of common stock for each share held, which will be distributed after market close on June 9, 2025.  O’Reilly’s shares are expected to begin trading on a post-split basis at the market open on June 10, 2025.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of December 31, 2024, the Company operated 6,378 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” “guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2024, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709